UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2004

UICI

(Exact name of registrant as specified in its charter)

Delaware	001-14953	75-2044750

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9151 Grapevine Highway, North Richland Hills, Texas	76180

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 255-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4e under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 8.01 Other Events.

On October 18, 2004, UICI issued a press release announcing that, following a final approval hearing held on October 5, 2004, the U.S. District Court for the Northern District of Texas issued a final order and judgment approving the Company’s previously announced settlement of a class action case originally filed in Mississippi and a representative action originally filed in California challenging the relationship between UICI’s insurance companies and the membership associations that make available to their members the Company’s health insurance products. Pursuant to the Court’s order, among other things, the Court certified a nationwide settlement class of current and former MEGA and Mid-West insureds and current and former members of the associations, and the Court approved the terms of the previously announced settlement as fair, reasonable and adequate, and in the best interest of the settlement class.

A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

99.1	—	Press release issued by the Company on October 18, 2004 announcing that the U.S. District Court for the Northern District of Texas issued a final order and judgment approving the Company’s previously announced settlement of a class action case originally filed in Mississippi and a representative action originally filed in California challenging the relationship between UICI’s insurance companies and the membership associations that make available to their members the Company’s health insurance products.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UICI (Registrant)
Date: October 21, 2004	By:	/s/ Mark D. Hauptman
Mark D. Hauptman
Vice President and Chief Financial Officer

2

Exhibit Index

Exhibit
Number		Description
99.1	—	Press release issued by the Company on October 18, 2004 announcing that the U.S. District Court for the Northern District of Texas issued a final order and judgment approving the Company’s previously announced settlement of a class action case originally filed in Mississippi and a representative action originally filed in California challenging the relationship between UICI’s insurance companies and the membership associations that make available to their members the Company’s health insurance products.

3